SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






         Date of Report (Date of earliest event reported)    November 8, 2000
                                                         -----------------------



                        WORLDWIDEWEB INSTITUTE.COM, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)



        Florida                        33-40808-A               65-0260247
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(State or other jurisdiction       (Commission File           (IRS Employer
      or incorporation)                 Number)            Identification No.)



            6245 Northwest 9th Avenue, Fort Lauderdale, Florida 33309 (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code       (954) 776-8444
                                                   -----------------------------

                -------------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 5  - OTHER EVENTS

         On November 11, 2000, Smiley Sansoni, the Chairman of the Board of Directors of WorldWideWeb Institute.com, Inc. (the "Company") entered into a settlement agreement with the Company. Effective October 31, 2000, Mr. Sansoni resigned as an officer and director of the Company. He is no longer affiliated with the Company.

         This settlement agreement, which is effective as of October 31, 2000, provides that Mr. Sansoni shall return to the Company's treasury, the greater of 3,114,000 shares of Common Stock of the Company or an amount of shares that reduces the interest in the Company held by Mr. Sansoni, his assignees and relatives to an aggregate of 600,000 shares. Of the 600,000 shares held by Mr. Sansoni, 235,000 shall be held in escrow for up to 18 months for resolution of certain contingencies. In addition, the remaining shares held by Mr. Sansoni shall be subject to resale restrictions until August 2003.

         Upon the execution of the settlement agreement, Mr. Sansoni received $60,000, of which $30,000 were paid upon signing of the settlement agreement. The remaining $30,000 shall remain in escrow for up to 12 months as possible payment for settlement expenses relating to potential litigation and other third party claims.


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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          WORLDWIDEWEB INSTITUTE.COM, INC.


                                          By: /s/Shawn McNamara
                                             -----------------------------------
                                          Name:   Shawn McNamara
                                          Title:  Chief Operating Officer




DATED: November 22, 2000


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